Exhibit 1

ORIGINAL FILED

SEP 28 2010
LOS ANGELES
SUPERIOR COURT
SUPERIOR COURT FOR THE STATE OF CALIFORNIA
FOR THE COUNTY OF LOS ANGELES
CENTRAL CIVIL WEST

DENISE WALLY and LAUREN FLEISCHER, individually and on behalf of all others similarly situated,	)	Case No. BC422833
)
	)	CLASS ACTION
)
Plaintiffs,	)	(Assigned for All Purposes to the Honorable
	)	Anthony J. Mohr, Dept. 309)
vs.	)
	)	FINAL ORDER AND JUDGMENT
CCA INDUSTRIES, INC., a Delaware	)
Corporation, and DOES 1-10, inclusive,	)	Date: Sept 28, 2010
	)	Time: 11:00 a.m.
Defendant.	)	Dept.: 309
)
)
)
)
)
FINAL ORDER AND JUDGMENT
Having considered all motions, memoranda, and submissions made in connection with the proposed class action Settlement Agreement, together with all of the Exhibits attached thereto (the “Agreement”), as well as the record of these proceedings, the representations, arguments, and recommendations of counsel for the moving parties, and the requirements of law, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
FINAL ORDER AND JUDGMENT
Milstein, Adelman & Kreger, LLP
2800 Donald Douglas Loop North
Santa Monica, California 90405

2. The Superior Court, County of Los Angeles, has jurisdiction over the subject matter and over the parties, i.e., Representative Plaintiffs, Plaintiff Settlement Class, and all Plaintiff Settlement Class Members, except those who have timely excluded themselves (opted out) from the Settlement, and Defendant CCA INDUSTRIES, INC., (“CCA”), to this proceeding.
3. Venue is proper in this Court.
4. The Court hereby confirms its preliminary findings regarding certification of the Plaintiff Settlement Class, in accordance with California Rule of Court 3.769, and approves the Agreement as being fair, adequate, reasonable, and in the best interests of the Plaintiff Settlement Class.
5. The Court reconfirms the appointment of Denise Wally and Lauren Fliescher as Representative Plaintiffs.
6. The Court reconfirms the appointment of Paul D. Stevens and Ryan J. Clarkson of Milstein, Adelman & Kreger, LLP as Class Counsel.
7. The Court reconfirms the appointment of Epiq Systems as the Settlement Administrator, and directs Epiq Systems to perform the responsibilities of the Settlement Administrator as set forth in the Agreement.
8. The Court finds that the Notice of Proposed Class Action Settlement and the Notice Plan as carried out by the Settlement Administrator complied with this Court’s Preliminary Approval Order dated June 9, 2010, and satisfied the requirements of California Rule of Court 3.769(f). The Court has previously held the Notice Plan to be the best practicable under the circumstances. The Court has ordered published notice via print media publication, as well as creation of a website designed to provide information concerning the settlement. The Court finds that such notice was reasonably calculated to apprise the Plaintiff Settlement Class Members of the proposed Settlement, certification of the Plaintiff Settlement Class, and Class Counsel’s application for fees and expenses, constituted sufficient notice to all persons entitled to notice, and satisfied all applicable requirements of law, including, but not limited to, the
FINAL ORDER AND JUDGMENT
Milstein, Adelman & Kreger, LLP
2800 Donald Douglas Loop North
Santa Monica, California 90405

Constitutional requirement of due process, and California Rule of Court 3.769(f). The notice adequately informed Plaintiff Settlement Class Members of the relevant aspects of the litigation and the Settlement, including: (i) the definition of who is a Plaintiff Settlement Class Member; (ii) the history of the litigation; (iii) the terms of the Settlement; (iv) the binding effect of any judgment on those persons who are Plaintiff Settlement Class Members; (v) the right of Plaintiff Settlement Class Members to request exclusion (opt out) from the Plaintiff Settlement Class and the procedures and deadlines for doing so; (vi) a statement that any Plaintiff Settlement Class member who does not request exclusion may, if the member so desires, enter an appearance through counsel; (vii) the right of Plaintiff Settlement Class Members to object to any aspect of the Settlement and/or to appear at the Fairness Hearing and the procedures and deadlines for doing so; (viii) the date, time, and location of the Fairness Hearing; (ix) how to obtain additional information; (x) the benefits of the Settlement and how to participate in the Settlement; (xi) information on the incentive award for the Representative Plaintiffs; and (xii) information on Class Counsel’s fees and expenses.
9. The Settlement on the terms and conditions set forth in the Agreement is approved and confirmed in all respects as fair, reasonable, and adequate under California Rule of Court 3.769, and in the best interests of the Plaintiff Settlement Class and Plaintiff Settlement Class Members, especially in light of the benefits to the Plaintiff Settlement Class and the costs and risks associated with the complex proceedings necessary to achieve a favorable result at trial and through any post-judgment appeals. Class Counsel and Defendant are directed to consummate the Settlement in accordance with the Agreement.
FINAL ORDER AND JUDGMENT
Milstein, Adelman & Kreger, LLP
2800 Donald Douglas Loop North
Santa Monica, California 90405

11. The Court, pursuant to California Rule of Court 3.769(h), shall retain jurisdiction over this matter to ensure the effectuation of the Agreement and enforce this Final Order and Judgment.
12. The Court awards $1,500 to Denise Wally and $1,000 to Lauren Fleischer for their participation as Representative Plaintiffs and to compensate them for the effort, time, and expense spent by them in connection with the prosecution of this action, in addition to any award they may receive under the Agreement. Such awards shall be paid out of the Common Fund.
13. The Court hereby approves the following charitable organizations as recipients of the cy pres funds and orders distribution of said funds in accord with the following percentages:

CHARITY	CY PRES PERCENTAGE
ADA	33.34%
LRF	33.33%
AHG	33.33%
14. FINAL JUDGMENT is hereby ENTERED with respect to all Class claims as set forth in the Agreement.
15. Under California Code of Civil Procedure § 664.6, the Court, in the interests of justice, directs the Clerk of the Court to enter this Final Order and Judgment, and hereby decrees that upon entry it be deemed a final, appealable judgment. The Court DIRECTS the ENTRY OF JUDGMENT on all issues contained in this Final Order and Judgment.

Dated:	SEP 28 2010	By:	/s/ Anthony J. Mohr

Hon. Anthony J. Mohr
LOS ANGELES COUNTY
SUPERIOR COURT JUDGE
FINAL ORDER AND JUDGMENT
Milstein, Adelman & Kreger, LLP
2800 Donald Douglas Loop North
Santa Monica, California 90405

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